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                                                                      Exhibit 99

[LOGO]                                   AMERICAN BUSINESS PRODUCTS, INC.
                               POST OFFICE BOX 105684     ATLANTA, GEORGIA 30348
                               (770) 953-8300                 FAX (770) 952-2343


                                            Contact:  Richard G. Smith
                                                      Chief Financial Officer
                                                      American Business Products
                                                      (770) 953-8300

FOR IMMEDIATE RELEASE
                                    Robert P. Jones, Theresa Schillero
                                    Media Contact:  Eileen King
                                    Morgen-Walke Associates, Inc.
                                    (212) 850-5600


                      AMERICAN BUSINESS PRODUCTS ANNOUNCES
                       SALE OF ITS BOOK MANUFACTURING UNIT


         Atlanta, GA, June 1, 1999 - American Business Products, Inc. (NYSE:ABP) today announced the sale of the business and assets of BookCrafters USA, Inc. to The Sheridan Group, a leading provider of printing and publishing services nationwide. Terms of the transaction were not disclosed. American Business Products has been accounting for BookCrafters as a discontinued operation.

         Larry Gellerstedt, Chairman and Chief Executive Officer, commented, "As we indicated previously, American Business Products' strategy is to focus on growing its Specialty Packaging and Printed Office Products businesses, and to divest non-core operations. The proposed sale to The Sheridan Group is a positive outcome for our book manufacturing business' customers and employees."

         American Business Products, Inc. is a leading supplier of specialty packaging and printed office products. ABP's specialty packaging companies include: Jen-Coat, Inc. a leader in extrusion coating and laminating of packaging and other products; International Envelope Company, the world's largest converter of Tyvek(R) mailers and other soft packages; and Discount Labels, Inc., the largest short-run custom label producer in the U.S. ABP's printed office products business is operated by Curtis 1000 Inc., a leader in direct-to-user marketing of custom-printed envelopes and labels, digital document services and business forms.

This press release contains certain forward-looking statements, including statements relating to the future financial results of the Company. Caution should be taken in relying upon forward-looking statements in this release because they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks and uncertainties include the Company's ability to successfully implement its strategic initiatives in the Specialty Packaging and Printed Office Products businesses, develop new products in the specialty packaging market, penetrate new distribution channels and implement its acquisition and divestiture strategy. Additional risk factors are detailed in the Company's periodic filings with the Securities and Exchange Commission, including those risks identified in the section captioned, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, which discussion is incorporated in this release by reference.

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